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                                                                      EXHIBIT 11


                             GROUP 1 SOFTWARE, INC.
                       COMPUTATION OF EARNINGS PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   UNAUDITED

                                                                For the Three Month Period               For the Nine Month Period
                                                                    Ended December 31,                       Ended December 31,
                                                              ------------------------------           -----------------------------
                                                                  1996              1995                   1996             1995
                                                                 (FY97)            (FY96)                 (FY97)            (FY96)
                                                              -----------       ------------           -----------       -----------
 Net earnings                                               $        477      $         641          $                $       1,988

 Primary earnings                                         (A)        477                641                   580             1,988
                                                              ===========       ============           ===========       ===========

 Fully diluted earnings                                   (B)        477                641                   580             1,988
                                                              ===========       ============           ===========       ===========

 Weighted average shares outstanding                               4,321              4,293                 4,324             4,293
 Dilutive common stock equivalents for primary
     earnings per share                                           ---                    33                     1                42
                                                              -----------       ------------           -----------       -----------

 Weighted average shares and common equivalent
      shares outstanding for primary earnings per
      share                                               (C)      4,321              4,326                 4,325             4,335
                                                              ===========       ============           ===========       ===========

 Additional equivalent shares assuming full
      dilution                                                     - - -             - - -                 - - -             - - -
                                                              -----------       ------------           ----------        -----------

 Weighted average shares and common equivalent
      shares for fully diluted earnings per share         (D)      4,321              4,326                 4,325             4,335
                                                              ===========       ============           ===========       ===========

 Earnings per share

   Primary                                           (A)/(C)$       0.11      $        0.15          $       0.13     $        0.46
                                                              ===========       ============           ===========       ===========

   Fully Diluted (1)                                 (B)/(D)$       0.11      $        0.15          $       0.13     $        0.46
                                                              ===========       ============           ===========       ===========


(1) Not presented on the Consolidated Statements of Earnings because fully diluted earnings per share had a differential less than 3% of primary earnings per share.






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